EXHIBIT 99.2

ACCOUNTING BUSINESS SOLUTIONS PTY. LTD.

INDEX TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

MARCH 31, 2019

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Accounting Business Solutions Pty. Ltd.

Balance Sheets

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$578	$927
Accounts receivables	25,480	16,444

Total Current Assets	26,058	17,371

Plant and equipment, net	10,957	11,692

Total Non-Current Assets	10,957	11,692

TOTAL ASSETS	$37,015	$29,063

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payables	$3,711	$2,161
Accrued liabilities and other payable	2,359	1,028
Amount owing to directors	60,247	50,459
Borrowings	21,651	14,614

Total Current Liabilities	87,968	68,262

TOTAL LIABILITIES	87,968	68,262

Stockholders’ Equity
Share capital	78	78
Accumulated other comprehensive income	4,045	4,340
Accumulated deficit	(55,076)	(43,617)
Total Stockholders’ Equity	(50,953)	(39,199)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,015	$29,063

The notes are an integral part of these unaudited financial statements.

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Accounting Business Solutions Pty. Ltd.

Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended
	March 31,
	2019		2018

Revenues		$34,306		$63,384
Cost of revenues		(6,082)		(10,354)
Gross profit		28,224		53,030

Operating expenses
General and administrative		(38,867)		(41,348)
Total operating expenses		(38,867)		(41,348)

(Loss) / Profit from operations		(10,643)		11,682

Finance costs		(817)		(813)

(Loss) / Profit before provision for income taxes		$(11,460)		$10,869
Provision for income taxes		-		-
Net (loss) / profit		(11,460)		10,869
	$		$
Other comprehensive (expense)/income		(294)		462
Comprehensive (expense)/income		$(11,754)		$11,331
				-
Basic and diluted (loss)/profit per share of common stock		(118)		113

Weighted average number of shares of common stock outstanding		100		100

The notes are an integral part of these unaudited financial statements.

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Accounting Business Solutions Pty. Ltd.

Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit before provision for income taxes	$(11,459)	$10,869
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	834	920

Changes in operating assets and liabilities:
Accounts receivables	(9,000)	(16,645)
Prepaid and other current assets	125	(510)
Accounts payable	988	2,854
Accrued liabilities and other payable	1,331	503

Cash generated from operations	(17,183)	(2,009)
Tax refund	-	-
Net Cash Used in Operating Activities	(17,183)	(2,009)

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of plant and equipment	-	-
Net Cash Used in Investing Activity	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of borrowings	7,037	(2,521)
Advances from directors	9,789	8,797
Net Cash Generated from Financing Activities	16,826	6,276

Effect of Exchange Rate Changes on Cash and Cash Equivalents	8	(85)

Net (decrease)/increase in cash and cash equivalents	(349)	4,182
Cash and cash equivalents, beginning of period	927	5,395
Cash and cash equivalents, end of period	$578	$9,577

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The notes are an integral part of these unaudited financial statements.

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Accounting Business Solutions Pty. Ltd.

Notes to the Unaudited Financial Statements

March 31, 2019
Expressed in United States Dollars

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Accounting Business Solutions Pty. Ltd. (“we,” “us,” “our,” the “Company,” or “ABS”) is a private limited liability company, incorporated in Australia.

The registered office of business of the Company is located at Unit 43 28 Burnside Road Yatala QLD 4207.

Accounting Business Solutions Pty. Ltd. is an Australian company incorporated under the Australian Securities & Investment Commission. It is based in the City of Gold Coast, Queensland and provides booking, accounting and tax services for small to medium companies across Australia.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States and presented in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The Company’s functional currency is Australian Dollar (“AUD”) and reporting currency is the U.S. dollar.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

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Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, other receivable, prepaid expenses and deposits, amount due from related parties, accounts payable and accrued liabilities, deferred revenue and due to related parties. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Property and equipment

Fixed assets are recorded at cost. Depreciation is calculated using reducing balance method over the estimated useful lives of the assets. The useful lives are as follows:

Motor vehicles	4 years

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the three months ended March 31, 2018 and 2017, the Company did not impair any long-lived assets.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company records revenue at point in time which is recognized upon goods delivered or services rendered.

Income Taxes and Deferred Taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination or items recognized directly in equity or other comprehensive income.

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Income Taxes and Deferred Taxes (Continued)

Deferred tax is recognized using the liability method for all temporary differences between the carrying amounts of assets and liabilities in the statement of financial position and their tax bases. Deferred tax is not recognized for the temporary differences arising from the initial recognition of goodwill, the initial recognition of assets and liabilities in a transaction which is not a business combination and that affects neither accounting nor taxable profit or loss. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the end of the reporting period.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet had sufficient revenues to cover its operating cost, and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - ACCOUNTS RECEIVABLES

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivables are reflected as a current asset and no allowance for bad debt has been recorded as of March 31, 2019 and December 31, 2018. No bad debts were written off for the three months ended March 31, 2019 and 2018. The Company’s accounts receivable consists of only trade receivables from customers which are unrelated to the Company. The accounts receivable is non-interest bearing and is generally on 30 days to 90 days term. As at March 31, 2019 and December 31, 2018, the Company recorded accounts receivables of $25,480 and $16,444, respectively.

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NOTE 5 - PREPAID AND OTHER CURRENT ASSETS

Prepaid expense and other current assets at March 31, 2019 and December 31, 2018 consist of the following

	March 31, 2019	December 31, 2018

Other receivables and deposits	$-	$-

NOTE 6 - PLANT AND EQUIPMENT

Plant and equipment at March 31, 2019 and December 31, 2018 consist of the following:

	March 31, 2019	December 31, 2018
Cost:
Motor Vehicles	$47,952	$47,561

Less: accumulated depreciation	(36,995)	(35,869)
Plant and equipment, net	$10,957	$11,692

During the three months ended March 31, 2019 and 2018, the Company recorded depreciation of $834 and $920 respectively.

NOTE 7 – ACCOUNTS PAYABLE

Accounts payable at March 31, 2019 and December 31, 2018 were $3,711 and $2,161, respectively, and consisted of trade accounts payable. Accounts payable are amounts billed to the Company by suppliers for goods and services in the ordinary course of business. All amounts have short-term repayment terms and vary by supplier.

NOTE 8 - ACCRUED LIABILITIES AND OTHER PAYABLE

The Company’s accounts payable and accrued liabilities consist of the followings:

	March 31, 2019	December 31, 2018
Other payables and accrued expenses	$2,359	$1,028

NOTE 9 – RELATED PARTY TRANSACTIONS

The amount owing to directors as at March 31, 2019 and December 31, 2018 amounted to $60,247 and $50,459, respectively. During the financial year under review, the directors made an advances of $9,789 (2018: $8,797) to the Company, respectively. Funds advanced to the Company by the director are non-interest bearing, unsecured and due on demand.

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NOTE 10 - BORROWINGS

Borrowings represents bank overdrafts amounted to $21,651 as at March 31, 2019 (2018 : $14,614).

NOTE 11 - STOCKHOLDERS’ EQUITY

The capitalization of the Company consists of the following classes of capital stock as of March 31, 2019:

Ordinary shares

The Company has authorized share capital of AUD 100. The Holders of ordinary shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share at meetings of the Company.

During the period ended March 31, 2019, there were no share issuances. As at March 31, 2019 and December 31, 2018, the Company had 100 common shares issued and outstanding.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 12 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company’s operating in Malaysia is subject to the Malaysian Profits Tax at a standard income tax rate of 18% on the assessable income arising in Malaysia during its tax year.

NOTE 12 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

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